INTERNATIONAL DISTRIBUTORSHIP AGREEMENT

                                     between

                       ARTERIAL VASCULAR ENGINEERING, INC.

                                       and

                            JAPAN LIFELINE CO., LTD.











                          Dated as of January 22, 1997




                                               TABLE OF CONTENTS
Section 1.  Definitions..........................................................................1

Section 2.  Relationship of Parties..............................................................1
        2.1 Appointment..........................................................................1
        2.2 Exclusivity..........................................................................2
        2.3 Independent Contractor...............................................................2

Section 3.  Marketing of Products................................................................3
        3.1 Obligations of Distributor...........................................................3
        3.2 Obligations of AVE...................................................................5
        3.3 Forecasts............................................................................5
        3.4 Reports..............................................................................5

Section 4.  Purchase and Sale of Products .......................................................5
        4.1 Orders...............................................................................5
        4.2 Delivery.............................................................................6
        4.3 Price................................................................................6
        4.4 Payment..............................................................................6
        4.4 Payment..............................................................................6
        4.5 Taxes................................................................................6
        4.6 Interest.............................................................................6
        4.7 Returns..............................................................................7
        *

Section 5.  Confidentiality; Proprietary Rights .................................................7
        5.1 Confidentiality......................................................................7
        5.2 Insider Information - Securities Law Violations......................................8
        5.3 Ownership ...........................................................................8
        5.4 Enforcement..........................................................................8
        5.5 Trademarks and Trade Names...........................................................8
        5.6 Assignments..........................................................................9

Section 6.  Warranty, Remedies and Disclaimers...................................................9
        6.1 Warranty.............................................................................9
        6.2 Exclusive Remedies...................................................................9
        6.3 DISCLAIMER...........................................................................10

Section 7.  Product Liability....................................................................10
        7.1 Indemnity............................................................................10
        7.2 Insurance............................................................................10

Section 8.  Other Obligations of Distributor.....................................................11
        8.1 No Unauthorized Warranties...........................................................11
        8.2 Compliance Laws......................................................................11
        8.3 U.S. Export Controls.................................................................11
        8.4 Insurance ...........................................................................11
        8.5 Noncompete...........................................................................11
----------------------------------------------------
*  Certain  confidential  information  contained  in this  document,  marked  by asterisks,  has been  omitted  and  filed  seperately  with the  Securities  and
Exchange  Commission  pursuant to Rule 24b-2 of the Securities  Exchange Act, as amended.

                                           i

        8.6 Indemnity............................................................................12

Section 9.  Term and Termination.................................................................13
        9.1 Commencement.........................................................................13
        9.2 Expiration...........................................................................13
        9.3 Termination by AVE...................................................................13
        9.4 Termination by Distributor...........................................................14
        9.5 Effect of Termination................................................................15
        9.6 Acknowledgment.......................................................................15

Section 10.  Resolution of Disputes..............................................................16
        10.1 Negotiation.........................................................................16
        10.2 Mediation...........................................................................16
        10.3 Arbitration.........................................................................16

Section 11.  Equitable and Payment Remedies......................................................17

Section 12.  Miscellaneous.......................................................................17
        12.1 Limitation of Liability.............................................................17
        12.2 Force Majeure.......................................................................17
        12.3 Distributor's Representation........................................................18
        12.4 Assignment..........................................................................18
        12.5 Successors and Assigns..............................................................18
        12.6 Notice..............................................................................18
        12.7 Entire Agreement....................................................................18
        12.8 Nonwaiver...........................................................................18
        12.9 Interpretation......................................................................19
        12.10 Governing Law; Venue ..............................................................19

                                          ii

        This Agreement, dated as of January 22, 1997, is made and entered into between Arterial Vascular Engineering. Inc., a Delaware corporation ("AVE"), and Japan Lifeline Co., Ltd., a company organized under the laws of Japan ("Distributor").

        AVE and Distributor agree as follows:

Section 1.            Definitions

        1.1 "Confidential Information" means any information furnished or made known to Distributor or its officers, directors, employees, agents or representatives during the Term, including, but not limited to, information relating to Product specifications, design data, finances, know-how, general business operations, prices and pricing policies, marketing practices, litigation, identity of customers or any other confidential and/or proprietary aspect of AVE's business; provided, however, that Confidential Information shall not include (i) information that at the time of disclosure to Distributor is in the public domain, (ii) information that, after disclosure to Distributor, becomes part of the public domain, by publication or otherwise, through an authorized source other than Distributor and without fault by Distributor, and
(iii) information that Distributor can show by written records was in Distributor's possession prior to its disclosure to Distributor and was not acquired, directly or indirectly, from the Company.

        1.2 "Extension Period" means a mutually agreed period of time, if any, extending the Term and which would commence on the expiration of the Initial Term.

        1.3 "Initial Term" means the period of time commencing on the date of this Agreement and ending on July 31,1999.

        1.4 "Minimum Purchases" for the Initial Term are as set forth in the attached Schedule B.

        1.5 "Products" means only those products of AVE that are specifically listed in the attached Schedule A. AVE may change the specifications, components, design, performance and appearance of, or discontinue production of, any Product at any time. AVE will give Distributor written notice of any such change, whereupon Schedule A will be deemed amended to reflect such change.

        1.6  "Term"  means the  period of time  determined  in  accordance  with
Section 9.

        1.7 "Territory" means the geographical area described in the attached Schedule C.

        1.8 "Trademarks" means the trademarks and trade names of AVE identified in the attached Schedule D as well as any other trademarks and trade names which are obtained by either party with respect to the Products during the Term.

Section 2.            Relationship of Parties

        2.1 Appointment

        (a) Subject to Section 2.1(c), AVE hereby appoints Distributor, and Distributor hereby accepts AVE's appointment, as AVE's distributor for the promotion, distribution and sale of the Products in the Territory during the Term, subject to and in accordance with the provisions of this Agreement.

        (b) Distributor shall be allowed to appoint sub-distributors, dealers, retailers or other non-employee representatives to work in connection with the promotion, distribution and sales of Products in the Territory; provided that Distributor shall be responsible for the agreement of and the observance by any such sub-distributor, dealer, retailer or other non-employee representative of all of the covenants and agreements of Distributor under this Agreement (including, without limitation, the covenants and agreements in Sections 5, 6, and 8), and shall otherwise be responsible for the performance of any such sub-distributors, dealers, retailers or other non-employee representatives; and provided further that Distributor will be responsible for any and all termination or other compensation claims that any such sub-distributor, dealer, retailer or other non-employee representative may have against AVE under any sub-distributorship or similar agreement it may have with Distributor or under any applicable law.

        (c) With respect to products offered by AVE for sale or distribution as of the date hereof or at any time hereafter that are not included in the Products, AVE expressly reserves the right to promote, sell, distribute and deliver any such additional products, either directly or through any other person or entity, to potential and actual purchasers thereof in the Territory, and, notwithstanding any term in this Agreement to the contrary, (i) nothing shall obligate AVE to impose any restriction upon the use or resale of such additional products by a purchaser thereof, (ii) the use or resale of such additional products in any area by such a purchaser shall not constitute a breach of any provision of this Agreement by AVE, (iii) AVE shall be under no obligation to procure the termination of such use or resale, and (iv) neither AVE nor any of its distributors shall be under any obligation to forward to Distributor any purchase inquiries or purchase orders that AVE or such distributor receives from any potential purchaser of such additional products in the Territory, but rather AVE or such distributor shall be entitled to pursue such sale on its own without any compensation being due to the Distributor.

        2.2           Exclusivity

        (a)    Subject to Section 2.1(c), during the Term AVE will not:

               (i) appoint another distributor of Products whose territory includes any portion of the Territory; or

               (ii) make direct sales of Products to dealers or retailers located in the Territory.

        (b) Distributor shall obtain all authorizations, consents, orders and approvals that may be required under Section 6 of the Japanese Anti-Monopoly Act and any law of similar effect within the Territory, and shall timely make any necessary filings with the Fair Trade Commission of Japan, with respect to the transactions contemplated by this Agreement. Distributor shall hold AVE harmless from and indemnify it against any and all claims, losses, liabilities, damages and costs and expenses (including, without limitations, costs of investigation, court costs, arbitrator's fees and attorneys' fees) that AVE may incur arising out of or relating to any failure to obtain such authorizations, consents, orders and approvals or any failure to timely make any necessary filings with the Fair Trade Commission of Japan with respect to the transactions contemplated by this Agreement. Except to the extent that the ability to sell Products in the Territory is materially prejudiced by any failure of Distributor to fulfill its obligations described in the first sentence of this Section 2.2(b), the remedy described in the immediately preceding sentence shall be AVE's sole remedy with respect to any such failure.

        2.3  Independent Contractor

        Distributor, and each sub-distributor, dealer, retailer or other non-employee representative appointed by Distributor in accordance with Section 2.1, is an independent contractor and not an agent, employee, franchise or partner of AVE, and is acting in the ordinary course of business. Neither Distributor nor any of such sub-distributors, dealers, retailers or other non-employee representatives has any authority to, and none of them shall, create or assume any obligation, express or implied, on behalf of AVE.
Distributor shall be responsible for all taxes and payments concerning Distributor, its employees, or its sales representatives. This Agreement does not create or evidence any joint venture or partnership of the parties.

Section 3.            Marketing of Products

        3.1 Obligations of Distributor

        Distributor  will use its best efforts to aggressively  develop sales of
the  Products  and  support  AVE's  marketing  program  in  the  Territory.   In
furtherance thereof, Distributor will use its best efforts to:

               (a) Keep on hand a reasonable inventory of Products sufficient to allow for prompt delivery of Products to purchasers, which inventory shall in any event be not less than one month's average projected sales of the Products in the Territory;

               (b) participate regularly in local and regional trade shows, medical conventions or similar events in the Territory, conduct appropriate local promotional, advertising and other marketing efforts for the Products, and provide AVE with copies of all advertising and promotional materials furnished to potential purchasers of the Products;

               (c) provide appropriate and professional application advice and counseling for each Product sold by Distributor, and provide prompt follow-up service and advice to purchasers of Products when so requested by the purchaser;

               (d) respond promptly to sales leads or referrals furnished by AVE or by other distributors or dealers of AVE;

               (e) have an appropriate number of sales representatives and marketing staff, as may be reasonably determined by Distributor, attend such technical, product familiarization and marketing meetings as AVE may reasonably require from time to time, for which AVE will pay reasonable and documented food and lodging expenses, and for which Distributor will bear travel and all other expenses;

               (f) maintain and furnish quarterly, as reasonably requested by AVE, reasonably detailed records of sale of each Product sold under this Agreement, including individual account information;

               (g) manage all clinical trials required to obtain governmental approval to import, handle, market, sell, demonstrate, use or distribute Products (or any addition, improvement or modification to any Product) in the Territory and any other clinical trials sponsored by AVE involving hospitals in the Territory, and to collect and transmit to AVE, on a regular and timely basis, such information, documentation and data from said clinical trials as AVE may reasonably request;

               (h) during the testing or clinical evaluation phase of development of any Product (or any addition, improvement or modification, to any Product), use its best efforts to collect and transmit to AVE on a regular and timely basis such information and data from hospitals and others involved in testing and use of such Products as AVE may reasonably request;

               (i) deliver to customers or potential customers designated by AVE, free of charge, such promotional demonstration units as may be delivered free of charge to Distributor by AVE;

               (j) distribute to all purchasers of the Product, as requested by AVE, Product information bulletins and all other Product related documents or information, and assist in translating accurately such documents or information into a language other than English as appropriate or necessary for distribution of the Products in the Territory;

               (k) assist in promptly executing Product recalls as directed by AVE, in which event AVE will reimburse Distributor for all documented, reasonable, out-of-pocket expenses reasonably incurred by Distributor to comply with AVE's directives in connection with repurchasing Products subject to recall;

               (l) promptly advise AVE of each complaint that Distributor may receive or become aware of concerning the Products, and telephone AVE immediately to report any information of which Distributor becomes aware that suggests that any of the Products may have been associated in any way with an injury to a user or patient;

               (m) refer to AVE any inquiry, other than a purchase order or potential purchase order, from the public, any governmental authority, any trade association or any news media, publication or reporter concerning the Products or AVE;

               (n) not market Products outside the Territory, and not knowingly sell, lease, give or otherwise provide Product for any use or application other than one specifically authorized by AVE in writing or in literature accompanying the Product;

               (o) secure any and all registrations, permits, licenses, approvals, and other governmental actions required to import, handle, market, sell, demonstrate, use and distribute Products in the Territory (in such a manner that such registrations, permits, licenses and approvals may be timely transferred to AVE at the end of the Term), provide to AVE timely progress reports on any such action, and promptly provide AVE copies of all registrations, permits, licenses, approvals, certificates, correspondence and other documentation related to any such action;

               (p) provide to AVE all information, documents and other assistance required by AVE to obtain U.S. export approvals, if any, required to import, handle, market, sell, demonstrate, use and distribute Product in Territory;

               (q) conduct its business, including, but not limited to the obligations set forth herein, in a professional and lawful manner and otherwise in a manner not detrimental to the business reputation of AVE;

               (r) if Distributor appoints any sub-distributors, dealers, retailers or other non-employee representatives in accordance with paragraph
2.1, Distributor hereby acknowledges that AVE shall have the right to communicate directly with said sub-distributor, dealer, retailer, or other non-employee representative on all issues related to distribution of the Product in the Territory or any issues arising directly or indirectly from the distribution of said products, provided that AVE will consult and agree with the Distributor in advance as to the substance of such communications, which agreement shall not be unreasonably withheld by the Distributor; and

               (s) except as otherwise stated herein, Distributor shall be solely responsible for all expenses incurred in performance of the obligations set forth herein.

        3.2           Obligations of AVE

        Subject to Section 2.1(c), AVE will use its best efforts to:

               (a) provide to Distributor free of charge reasonable amounts of sales literature and training materials;

               (b) provide Distributor reasonable advance notice in the event that it discontinues production of any of the Products;

               (c) refer to Distributor all inquiries for purchase of Products received from within the Territory;

               (d) keep Distributor informed of any Product complaints or adverse reactions that are, in AVE's reasonable judgment, significant, and of all matters that are, in AVE's reasonable judgment, important concerning the quality and performance of Products;

               (e) provide technical specifications and other information required to support Distributor's securing of registrations, permits, licenses, approvals and other governmental actions required to import, handle, market, sell, demonstrate, use or distribute Products in the Territory;

               (f) provide technical support to Distributor as may be reasonably necessary to sell and market Products in the Territory; and

               (g) periodically send a representative to visit the Territory to support Distributor's sales and training efforts.

        3.3           Forecasts


At least fifteen (15) days before the beginning of each calendar quarter, Distributor will furnish AVE with a rolling forecast of sales for the following six (6) months of Product by units within each Product group, and an estimate of Distributor's forthcoming orders for Products during the next calendar quarter. Forecasts are not binding on Distributor.

        3.4           Reports

        Distributor will furnish AVE with an annual marketing plan (detailing planned sales training, staffing, convention and trade show attendance, advertising, etc.) not less than ninety (90) days before the start of each AVE calendar year. Distributor will also give AVE a written summary of Distributor's marketing initiatives, quarterly sales reports, and such other information as AVE may reasonably request within thirty (30) days after the end of each calendar quarter, it being understood that immaterial delays by Distributor in the delivery of such summary information to AVE beyond such 30-day period shall not constitute a breach of this Agreement.

Section 4.            Purchase and Sale of Products

        4.1           Orders

        Distributor's orders for Products are subject to acceptance by AVE and to the provisions of this Agreement, but in no event shall Distributor order and purchase less than the Minimum Purchases, which Distributor hereby acknowledges are reasonable and constitute a material obligation of this Agreement, and AVE shall be obligated to supply such Minimum Purchases to Distributor. Once accepted, AVE will fill and ship orders in accordance with its customary procedures subject to Product availability, and may allocate its output according to its sole judgment if demand exceeds its manufacturing capacity; provided, however, that AVE will pay Distributor the amount, and under the circumstances, set forth in Schedule E in the event that certain of the Products are not provided to Distributor. AVE will use reasonable efforts to utilize the mode of shipment and carrier requested by Distributor.

        4.2           Delivery

        AVE will deliver all Products sold to Distributor FOB at AVE's warehouse. Title to and all risk of loss of or damage or casualty to such Products will pass to Distributor upon delivery to the carrier. If Product is not shipped freight collect, Distributor will reimburse AVE on demand for all shipping charges, premiums for freight insurance, customs duties, import and export fees, and transportation costs incurred by AVE. AVE will use reasonable efforts to utilize the freight forwarder and customs broker requested by Distributor.

        4.3           Price

        AVE will sell Products to Distributor under the Agreement at the prices set forth in the attached Schedule E. All prices are payable in United States currency unless provided otherwise on the applicable invoice. Prices for the Products shall not be changed during the Initial Term. Prices for the Products during any Extension Period shall be determined by mutual agreement of AVE and Distributor at the time of any agreement with respect to such Extension Period.

        4.4           Payment

        Except as set forth in Schedule F, Distributor will pay each of AVE's invoices within sixty (60) days after the date of the invoice. AVE may at its discretion refuse orders, require payment in full, ship C.O.D. or halt shipments in transit if any prior invoice is not paid in full during the aforementioned 60-day period or such other period as may be set forth in Schedule F if AVE reasonably deems such steps necessary to secure payment; provided that AVE shall give notice to Distributor of the existence of any such unpaid invoices and allow Distributor a 10-day grace period in which to remit such payment before taking the aforementioned actions.

        4.5           Taxes

        The purchase prices and other amounts specified in this Agreement do not include sales, use or other applicable taxes, unless expressly stated to the contrary. Distributor will pay all such taxes.

        4.6           Interest

        Any amount not paid when due will be subject to finance charges at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. Payment of such finance charges will not excuse or cure Distributor's breach or default for late payment. If AVE retains a collection agency, attorney or other person or entity to collect overdue payments, all collection costs, including but not limited to reasonable attorney's fees, will be payable by Distributor.

        4.7           Returns

        Authorization is required for all returns and a Returned Goods Authorization (RGA) number must be obtained prior to returning product to AVE. An RGA number can be obtained by a fax transmittal to 707-525-1990 requesting and RGA number for specified product(s). Please include quantity, part numbers and lot numbers. All returns are to be sent to ARTERIAL VASCULAR ENGINEERING, INC., 5355 Skylane Boulevard, Santa Rosa, CA 95403 U.S.A. An RGA number must appear on the outside of the box. AVE will not accept or return any merchandise that:

1. is a special order.

2. has been held by the Distributor for more than 90 days, except with respect to (i) merchandise that the Distributor has reasonably determined to be defective, in which case such merchandise shall be returned within 30 days of the discovery of such defect, and (ii) the exchange of Products described in
Section 4.8.

3. is in unsalable condition, used merchandise, or merchandise returned in damaged packaging or shelf box.

4. has not been shipped freight prepaid, C.O.D. shipments will not be accepted.

AVE reserves the right to have final approval on all merchandise returns. Distributor shall be refunded the original FOB price plus shipping costs actually incurred by Distributor with respect to returns of Products that are determined by AVE to be defective with respect to the design, specifications, quality or original packaging of such Products. Except with respect to the exchange of Products described in Section 4.8 and the return of Products under warranty claims in accordance with Section 6.2 hereof, all other returns will be subject to a 20% reprocessing and restocking charge unless otherwise agreed in writing by AVE.

*

Section 5.            Confidentiality; Proprietary Rights

        5.1           Confidentiality

        During the term of this Agreement or at anytime thereafter, Distributor will not, and shall cause any sub-distributors, dealers, retailers or other non-employee representatives appointed by Distributor in accordance with Section
2.1 not to, from the date hereof until the date that is the third (3rd) anniversary of the date of expiration or termination of this Agreement, disclose or allow the disclosure to any third parties, or use other than in the performance of Distributor's obligations under this Agreement, any confidential, proprietary or trade secret information of AVE (including, but not limited to, information relating to AVE's products, technology, know-how, research, customer lists, supplier lists, marketing plans, financial information, costs or pricing information) without the express prior written consent of AVE; provided, however, that to the extent (but only to the extent) necessary and customary in connection with the sales of the Products, the Distributor and any such sub-distributors, dealers, retailers or other non-employee representatives shall not be precluded from disclosing or allowing access to Confidential Information to (i) those of its or

----------------------------------------------------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed seperately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act, as amended.

their employees for whom such information is necessary for the performance of their duties to the Distributor or such sub-distributors, dealers, retailers or other non-employee representatives and (ii) purchasers and potential purchasers of the Products not owned or controlled by a competitor of AVE. Distributor hereby agrees that damages or any other remedy available at law would be inadequate to redress or remedy available at law would be inadequate to address or remedy any loss or damage suffered by AVE upon any breach of this section by the Distributor.

        5.2           Insider Information - Securities Law Violations

        In the course of the performance of Distributor's duties, it is possible that Distributor will receive information considered to be material inside information within the meaning and intent of the federal securities laws, rules, and regulations of the U.S.A. Distributor will not directly or indirectly disclose or otherwise use this information in deciding to or advising another to buy, sell, or otherwise deal in AVE's securities.

        5.3           Ownership

        The Products involve valuable patent, copyright, trade secret, trade name, trademark and other proprietary rights of AVE. No title to or ownership of any such proprietary right is transferred to Distributor under this Agreement or by use of any trademark, patent or other proprietary right. AVE reserves all such proprietary rights. Distributor will not infringe, misappropriate or violate any proprietary rights of AVE. Without limiting the generality of the foregoing, Distributor will not register or attempt to register, directly or indirectly, within the Territory or elsewhere, any such patents, copyrights, trade names, trademarks or other proprietary rights other than in the name of AVE.

        5.4           Enforcement

        Distributor will immediately notify AVE of any infringement, misappropriation or violation of any of AVE's proprietary rights. In the event of any such infringement, misappropriation or violation relating to the activities of Distributor or any of its employees, agents, representatives or customers, Distributor will take all steps reasonably necessary to terminate the same. Distributor will immediately notify AVE of any legal proceeding initiated by Distributor in connection with such infringement, misappropriation or violation. AVE may, at its option and expense, assume control of any such proceeding. If AVE assumes control, AVE will have exclusive control over the prosecution and settlement of the proceeding and Distributor will provide such assistance related to such proceeding as AVE may reasonably request and assist AVE in enforcing any settlement or order made in connection with such proceeding.

        5.5           Trademarks and Trade Names

        AVE hereby grants Distributor a royalty-free right to use the Trademarks in the Territory during the Term solely for the purpose of identifying the Products in conjunction with Distributor's marketing and sale of the Products under this Agreement, and solely in accordance with the Product quality and other standards issued from time to time by AVE. Except as permitted under this paragraph, AVE reserves all rights in the Trademarks. Distributor will not use the Trademarks for any purpose other than as permitted under this paragraph 5.4. Distributor will transact business in a manner which enhances the reputation and good will attached to the Trademarks. Distributor will properly identify and accurately describe as a product of AVE all of the Products. Distributor will not alter, remove, deface or obscure any notice of trademark, trade name, patent, copyright, proprietary right or trade secret on a Product and will not add to a Product any other additional trademark. Distributor shall not use any words, phrase symbol, trademark or trade name which is confusingly similar to the Trademarks or which constitute a colorable imitation of the Trademark.

        5.6           Assignments

        At the end of the Term, Distributor will assign to AVE or such other person or entity as AVE may designate all rights, registrations, reservations, licenses, permits and similar items made or obtained by Distributor relating, directly or indirectly, to the Products, the Trademarks, or any other related proprietary rights. Notwithstanding the foregoing, Distributor may retain such rights, licenses, etc. as are necessary for the continued operations of its business independent of the Products, the Trademarks and other related proprietary rights of AVE.

Section 6.            Warranty, Remedies and Disclaimers

        6.1           Warranty

        AVE warrants that, upon delivery:

               (a) each Product will be free from defects in materials and workmanship; and

               (b) each Product will conform in all material respects to its specifications established by AVE.

        6.2           Exclusive Remedies

               6.2.1 AVE will repair, replace or otherwise correct any Product that does not conform to the warranty set forth in paragraph 6.1(a) or (b), provided that:

               (a) Distributor, at AVE's request and Distributor's expense, returns the nonconforming Product to AVE's plant within 30 days of Distributor's discovery of such defect; and

               (b) such nonconformity is not the result of any use of the Products other than in strict accordance with AVE's instructions and user manual.

               6.2.2 AVE will defend Distributor against any claim that the Products infringe any patent arising under the law of any country (including the United States and Japan) in which AVE has been granted a patent or has filed a patent application; provided that Distributor:

               (a) notifies AVE of the claim of promptly after Distributor learns of the same;

               (b) allows AVE to assume exclusive control of the defense and settlement of the claim;

               (c) cooperates with AVE and provides such assistance as AVE may reasonably request in connection with the defense or settlement of the claim;

               (d) does not settle the claim without AVE's written consent, which consent will not be unreasonably withheld; and

               (e)  complies  with  any   settlement  or  court  order  made  in
connection with the claim.

               AVE will have no Liability or obligation for any infringement or alleged infringement that arises out of the use of Products with any equipment, devices, or other goods not made by or furnished by AVE or arising out of any modification of Products not done by or at the direction of AVE.

        6.3           Disclaimer

        AVE MAKES NO REPRESENTATION OR WARRANTY WITH REGARD TO ANY PRODUCT OR OTHER ITEM FURNISHED UNDER THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN PARAGRAPH 6.1. EXCEPT AS PROVIDED IN PARAGRAPHS 6.2.1 AND 6.2.2, AVE DISCLAIMS AND DISTRIBUTOR WAIVES AND RELEASES ALL WARRANTY OBLIGATIONS OF AVE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY PRODUCTS OR OTHER ITEMS DELIVERED BY OR ON BEHALF OF AVE UNDER THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE, AND ANY CLAIM OF INFRINGEMENT).

Section 7.             Product Liability

        7.1           Indemnity

        AVE will defend Distributor against any claim of bodily injury (including death) or damage to personal property to the extent caused by negligence or any defect in the design or manufacture of the products, provided that Distributor:

               (a) notifies AVE of the claim promptly after Distributor learns of the same;

               (b) allows AVE to assume control of the defense settlement of the claim;

               (c) cooperates with AVE and provides such assistance as AVE may reasonably request in connection with the defense or settlement of the claim; and

               (d) does not settle the claim without AVE's written consent, which consent will not be unreasonably withheld.

        Further, in such event, AVE will: pay any damages awarded against Distributor in any proceeding resulting from the claim; reimburse the expenses reasonably incurred by Distributor to provide the assistance requested by AVE in connection with the defense settlement of the claim; and, if the claim is settled, pay any amounts consented to by AVE. This paragraph will not apply to the extent any claim arises out of any breach of or default under this Agreement by Distributor or Distributor's negligence.

        7.2           Insurance

        During the Term, AVE will maintain product liability insurance coverage issued by a responsible insurer, with limits of coverage not less than one million dollars ($1,000,000) per claim and $20,000,000 in the aggregate. Upon Distributor's request and subject to the consent of AVE's insurer, AVE will name Distributor as an additional insured under such coverage and will provide a certificate of insurance from the insurer certifying that the coverage is in place.

Section 8.            Other Obligations of Distributor

        8.1           No Unauthorized Warranties

        Distributor will not make or extend on behalf of AVE any written or oral warranty in respect of any of the Products except as may be contained in sales literature or brochures that are published or approved in writing by AVE. Distributor will not advise, perform or demonstrate any use or application of any Product that is not specifically approved in writing by AVE. Distributor will not impair the sterility or integrity of the Products while they are in Distributor's custody.

        8.2           Compliance With Laws

        Distributor represents and warrants that it is thoroughly familiar with applicable laws, ordinances, regulations another governmental requirements concerning the importation, handling, marketing, sale, demonstration, use and distribution of Products in the Territory. Distributor will comply with all laws, ordinances, regulations and other governmental requirements applicable to its business and to the importation, handling, marketing, sale, demonstration, use and distribution of Products pursuant to this Agreement.

        8.3 U.S. Export Controls Without limiting the generality of paragraph 8.2, Distributor will not, directly or indirectly, export or re-export any Products, technical data associated with the Products, or the immediate Products (including, but not limited to, processes, services, data and reports) derived from use of the Products from the Territory, without first obtaining the appropriate license from the United States Bureau of Export Administration or its successor.

        8.4           Insurance

        During the Term, Distributor will maintain adequate liability insurance coverage issued by a responsible insurer satisfactory to AVE as an additional insured and afford AVE not less than twenty (20) days advance notice of cancellation or material change in the policy. Upon AVE's request, Distributor will provide a certificate of insurance from the insurer certifying that coverage is in place.

        8.5           Noncompete

        (a) Except as set forth in Section 8.5(b), Distributor warrants and agrees that it does not now and will not during the Term, and that it will cause any sub-distributor, dealer, retailer or other non-employee representative appointed by Distributor in accordance with Section 2.1 not to during the Term, without the prior written consent of AVE, directly or indirectly design, develop, manufacture, license, register, market, sell, distribute or promote any product in the Territory that competes directly with any of the Products or any other of AVE's balloon angioplasty catheters or stent systems (whether coronary or noncoronary) that it may offer from time to time Product or have a significant financial interest in any person or entity that does so. Distributor represents and warrants that such restriction will not cause it to be prevented from handling products with respect to which it has previously acted as a distributor, agent or other representative for a person or entity.

        (b) AVE agrees to allow Distributor to pursue the registration, licensing and preparation for sale of products that may compete with the Products, and to sell competing balloon angioplasty catheters at any time after January 1, 1999; provided that prior to commencing any such registration, licensing or sales Distributor will first complete the transfer to AVE or AVE's designee of any and all registrations, licenses or other governmental authorizations with respect to the Products or any other products of AVE, at no charge to AVE; and provided further that Distributor shall in no event be released from its obligation not to manufacture, market, sell, distribute or promote competing coronary stents during the Term.

        8.6           Indemnity

        (a) Each of Distributor, on the one hand, and AVE, on the other hand (as the case may be, the "Indemnifying Party"), will indemnify and hold harmless the other (as the case may be, the "Indemnified Party") from any liabilities, losses, claims, damages, penalties, judgments, suits, costs and expenses (costs and expenses incurred in connection with performing obligations and, interest and applicable costs and reasonable attorneys', engineers' and investigators' fees and disbursements) or disbursements of any kind ("Losses") arising out of or resulting from (i) a breach of or default under this Agreement by the Indemnifying Party or (ii) any personal injury, death or property damage, sustained by any person arising out of or resulting from the activities contemplated by this Agreement, where such injury, death or damage is caused by the negligence or misconduct of the Indemnifying Party's officers, directors, employees, affiliates, agents or representatives (or, in the case of Distributor, of the sub-distributors, dealers, retailers or other non-employee representatives appointed by Distributor in accordance with Section 2.1).

        (b) Distributor shall indemnify AVE and hold it harmless from any Losses arising out of or resulting from the Distributor's business or the sale or use of the Products by it or any sub-distributor, dealer, retailer or other non-employee representative appointed by Distributor in accordance with Section 2.1

        (c) An Indemnified Party shall give prompt notice to the Indemnifying Party of any Losses for which such Indemnified Party seeks indemnification, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnifying Party under this Section 8.5 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Section 8.5 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions:

                (i)  If the  Indemnifying  Party  acknowledges  in  writing  its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnifying Party shall be entitled to retain its own counsel at the expense of the Indemnifying Party.

                (ii) The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. In the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall coooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party.


                (iii)  No  such  Third   Party  Claim  may  be  settled  by  the
        Indemnifying Party without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

        (d) To the extent that the undertakings of AVE or Distributor set forth in this Section 8.5 may be unenforceable, AVE or Distributor, as the case may be, shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by AVE or Distributor, as the case may be.

        (e) The provisions of this Section 8.5 shall survive the expiration, termination or suspension of this Agreement.

Section 9.            Term and Termination

        9.1           Commencement

        The Term will commence as of the date of this Agreement.

        9.2           Expiration

        (a) Unless sooner terminated pursuant to paragraph 9.3 or 9.4 for the material breach of any provisions of this Agreement or the parties have agreed to an Extension Period as set forth in the following sentence, this Agreement shall automatically expire without notice or any other action by either party at the end of the Initial Term. The Term may be extended for an Extension Period as may be negotiated by the parties if the parties agree in writing to Minimum Purchases and other terms for the Extension Period no later than six (6) months prior to the expiration of the Initial Term. AVE shall not be obligated to offer this Extension Period and either party may decline to extend this Agreement with or without cause.

        (b) Distributor shall transfer to AVE or AVE's designee at the end of the Term all applicable, registrations, permits, licenses and other applicable governmental approvals in the Territory for the Products and any other coronary stent products not covered in this Agreement. Distributor shall take all reasonable actions to assure that such transfer is successfully completed at the end of the Initial Term.

        9.3           Termination by AVE

        Upon the occurrence of any of the following, AVE may terminate this Agreement, and the Term shall be deemed to have ended, by giving Distributor written notice of such termination:

               (a) any failure of the Distributor to meet or exceed the most recently applicable Minimum Purchases by failure to timely send payment therefore;

               (b) any material change in the ownership or control of Distributor or any sale, transfer or relinquishment by Distributor of a substantial interest in the ownership of the business to be carried on by Distributor under this Agreement, notice of which shall immediately be given by Distributor to AVE, and the failure by Distributor to remedy such circumstance within 30 days of its occurrence, without the prior written consent of AVE, but in each case only to the extent that the resulting ownership, control or holder of a substantial business interest is a competitor of AVE;

               (c) the insolvency of Distributor, the filing of a petition in bankruptcy by or against Distributor, the appointment of a receiver for Distributor or Distributor's property, the execution of an assignment by Distributor of all or substantially all of its assets for the benefit of its creditors, or the conviction of Distributor or any principal or manager of the Distributor for any crime tending to adversely affect the ownership or operation of business, notice of which shall immediately be given by Distributor to AVE, and the failure by Distributor to remedy such circumstance within 30 days of its occurrence; or

               (d) the material breach by Distributor of any of its material obligations under this Agreement (it being understood that individually immaterial obligations may in the aggregate constitute a material obligation) and the failure by Distributor to remedy such breach within 30 days of being notified of its existence by AVE;*.

----------------------------------------------------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed seperately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act, as amended.

        9.4           Termination by Distributor

        Upon the occurrence of any of the following, Distributor may terminate this Agreement, and the Term shall be deemed to have ended, by giving AVE written notice of such termination:

               (a) the insolvency of AVE, the filing of a petition in bankruptcy by or against AVE, the appointment of a receiver for AVE or AVE's property, or the execution of an assignment by AVE of all or substantially all of its assets for the benefit of its creditors, notice of which shall immediately be given by AVE to Distributor, and the failure by AVE to remedy such circumstance within 30 days of its occurrence; or

               (b) the material breach by AVE of any of its material obligations under this Agreement (it being understood that individually immaterial obligations may in the aggregate constitute a material obligation) and the failure by AVE to remedy such breach within 30 days of being notified of its existence by Distributor;*.

        9.5           Effect of Termination

        Any expiration or termination pursuant to paragraphs 9.2, 9.3 or 9.4 will be without prejudice to any other right or remedy afforded to either party under this Agreement or any applicable law (e.g., in the case of any breach or default by the other party), and will not affect any rights or obligations which have arisen prior to the date of such termination. Termination of the Agreement shall not relieve the parties of any obligation or liability arising prior to such termination, including the obligation to maintain the confidentiality of certain information as referenced in Section 5.1 above. In the event of expiration or termination, Distributor will:

               (a) not have any further right to market, sell or distribute Products in the Territory other than as may be necessary to sell Distributor's inventory of Products, if any, remaining after the repurchase of Products described in Section 9.5(c), provided that the amount of remaining inventory is reasonable in view of Distributor's normal inventory control practices over the term of this Agreement;

               (b) return to AVE any Products, sales materials, manuals, price lists, and mailing lists provided by AVE to Distributor for demonstration, promotional, or marketing purposes;

               (c) in the event of a termination of this Agreement pursuant to Sections 9.3 or 9.4, make available for repurchase by AVE, and AVE shall repurchase, any coronary stent Products held by Distributor that have not been committed for sale to a customer within the 90-day period

----------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

following the termination, with any such repurchase to be at the original transfer price between AVE and Distributor; provided that AVE shall be under no obligation to repurchase a quantity of coronary stent Products in excess of * for the Products in the Territory, as measured by *, and in any event shall not be obligated to repurchase more than *; and provided further that AVE shall be under no obligation to repurchase any coronary stent Products which were supplied to Distributor more than twelve (12) months prior to the date of termination.

               (d) in the event that the transfer by Distributor to AVE or AVE's designee of any and all registrations, permits, licenses and other governmental approvals for the Products and any other coronary stent products not covered in this Agreement does not occur by the end of the Term, continue to act as importer of the Products and continue to meet the applicable Minimum Purchases following such date until such time as such transfer has been successfully completed.

The provisions of this Section 9.5 shall survive the expiration, termination or suspension of this Agreement.

        9.6           Acknowledgment

Any expiration or termination of the Term will be final and absolute. Each party waives any right, either express or implied by applicable law or otherwise, to renewal of this Agreement or to any damages or compensation arising solely out of the due expiration or termination of this Agreement in accordance with this
Section 9. Each of the parties have considered the possibility of such expiration or termination and the possibility of loss and damage resulting therefrom in making expenditures in the course of the performance of this Agreement. It is the express intent and agreement of the parties that neither will be liable to the other for damages or otherwise by reason of the expiration or termination of the Term as provided for herein. Nothing herein will prevent the party terminating this Agreement for material breach by the other party from pursuing its legal and equitable remedies as otherwise permitted hereunder. In addition, either party may challenge (as permitted hereunder) a termination based on its alleged material breach if it determines in good faith that the breach has not occurred, has been cured within the permitted period, or is otherwise excused, and provides written notice of such determination not more than thirty days after its receipt of notice of termination.

Section 10.           Resolution of Disputes

        10.1          Negotiation

        Each party agrees that any dispute between the parties relating to this Agreement will first be submitted in writing to the President of each party. Such officers, or other executive officers designated by them, will then meet and confer with each other in a good faith effort to resolve such dispute. Any decision of such officers that is documented in a writing signed by both of them will be final and binding on the parties. In the event that the officers are unable to resolve any dispute within 30 days after submission of the matter to them, either party may refer the dispute to mediation as described below.

        10.2          Mediation

        The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to J.A.M.S./ENDISPUTE, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to J.A.M.S./ENDISPUTE, or its successor, for final and binding arbitration. Either party may commence mediation by providing to J.A.M.S./ENDISPUTE and the other party a written request for mediation, setting forth

----------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the subject of the dispute and the relief requested. The parties will cooperate with J.A.M.S./ENDISPUTE and with one another in selecting a mediator from J.A.M.S./ENDISPUTE's panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any J.A.M.S./ENDISPUTE employees, are confidential, privileged and inadmissable for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissable or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the parties so desire. Unless otherwise agreed by the parties, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Section 10.2 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

        10.3          Arbitration

        Any controversies or claims among the parties arising out of or relating to this Agreement or any breach thereof that are not resolved by their mutual agreement, shall, upon demand of either party, be submitted to final and binding arbitration before J.A.M.S./ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with J.A.M.S./ENDISPUTE, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of either J.A.M.S./ENDISPUTE's Streamlined Arbitration Rules and Procedures (if the amount in dispute does not exceed $250,000) or J.A.M.S./ENDISPUTE's Comprehensive Arbitration Rules and Procedures (if the amount in dispute exceeds $250,000) in effect at the time of filing of the demand for arbitration. The parties will cooperate with J.A.M.S./ENDISPUTE and with one another in selecting an arbitrator from J.A.M.S./ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith. The arbitrator, in his or her discretion, shall be authorized to award the prevailing party reimbursement of the costs and fees of J.A.M.S./ENDISPUTE and the arbitrator, and reimbursement for its reasonable attorneys' fees, disbursements (inlcuding, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and costs arising from the arbitration; provided, however, that until any such order is issued, the parties shall bear equally the costs and fees of J.A.M.S./ENDISPUTE and the arbitrator. The arbitration will be conducted in San Francisco, California. The arbitrator's decision may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys' fees, to be paid by the party against whom enforcement is ordered. The arbitrator is specifically authorized to grant injunctive relief, either as part of the final decision or prior to the final decision. The parties desire that the courts promptly enforce all injunctive relief granted prior to final decision as though it were part of the final decision, even though such enforcement may be requested prior to final decision.

 Section 11.          Equitable and Payment Remedies

        Notwithstanding the provisions of section 10, either party may seek an injunction or other equitable relief, and judgment for failure to pay for Products purchased, before the United States District Court for the Northern District of the State of California or the Tokyo District Court to compel the performance of any obligation owed to it by the other party.

Section 12.           Miscellaneous

        12.1          Limitation of Liability

        EXCEPT FOR CLAIMS ARISING UNDER PARAGRAPH 6.2.2, AVE'S LIABILITY (WHETHER IN TORT, CONTRACT OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), PRODUCT LIABILITY, OR STRICT LIABILITY OF AVE) UNDER THIS AGREEMENT OR WITH REGARD TO ANY PRODUCTS OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED THE GREATER OF (A) THE COMPENSATION PAID TO AVE UNDER SECTION 4 OR (B) THE LOST PROFITS OF DISTRIBUTOR BASED ON THE MINIMUM PURCHASES (AS DEFINED HEREIN) THAT WOULD HAVE BEEN MADE BY IT PRIOR TO THE FIRST ANNIVERSARY OF THIS AGREEMENT. IN NO EVENT WILL AVE OR DISTRIBUTOR BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR THE USE OF, INABILITY TO USE, OR RESULTS OF USE OF ANY PRODUCTS.

        12.2          Force Majeure

        Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement (other than for payment under Section 4) as a result of any cause or condition beyond such party's reasonable control.

        12.3          Distributor's Representation

        Distributor represents and warrants to AVE that Distributor is free to enter into and perform this Agreement without thereby being in breach of or default under the terms of any other contract, commitment or understanding.

        12.4          Assignment

        Distributor will not assign this Agreement, in whole or in part, directly, by operation of law, or otherwise, except with the prior written consent of AVE. No assignment by Distributor, with or without AVE's consent, will relieve Distributor of Distributor's responsibilities under this Agreement.


        12.5          Successors and Assigns; No Third-Party Beneficiaries

        This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns (if any). Nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        12.6          Notice

        Notices or consents under this Agreement will be in writing and delivered personally or, if mailed, will be sent certified mail, return receipt requested, or by telex or facsimile or overnight express service, if addressed to the recipient's address set forth on the signature page of this Agreement, or in either case to such other address as may be established by notice to the other party. Notice will be effective only upon actual receipt.

        12.7          Entire Agreement

        This Agreement contains the entire agreement, and supersedes any and all prior agreements, between the parties with regard to the appointment of Distributor as a distributor of Products and Distributor's purchase and sale of Products. AVE will not be bound by, and specifically objects to, any terms, conditions, or other provisions that are different from or in addition to the provisions of the Agreement. Without limiting the generality of the foregoing, any printed terms, conditions or other provisions that are included in or accompany any of the Distributor's orders for Products under this Agreement will not apply to or be binding on AVE. This Agreement may not be waived, amended or rescinded except by a writing signed by the party to be charged thereby.

        12.8          Nonwaiver

        The failure of either party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be construed as a waiver or relinquishment to any extent of such party' right to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather, the same will be and remain in full force and effect.

        12.9          Interpretation

        The English Language of the Agreement will govern any interpretation of or dispute regarding the terms of this Agreement. Paragraph captions are for convenience of reference and do not alter or limit the terms of this Agreement.

        12.10         Governing Law;  Venue

This Agreement will be governed by and interpreted in accordance with the local laws of the State of California, without regard to conflicts of law provisions and not including the provisions of the U.N. Convention on Contracts for the International Sale of Goods. Subject to Articles 10 and 11, Distributor irrevocably consents and submits to the jurisdiction of the Federal and State courts of and located in San Francisco, California, and AVE irrevocably consents to the jurisdiction of the Tokyo District Court. Neither AVE nor Distributor will commence or prosecute any suit, claim, or proceeding arising under this Agreement other than in the courts identified in the preceding sentence, and each irrevocably consents to the service of any and all process by the mailing of copies of such process to AVE or Distributor, as the case may be, at its address set forth below. A copy of any service made on Distributor will also be delivered to Greg Beattie, Mendelson & Brown, 1040 Marina Village Parkway, Suite B, Alameda, CA 95403. Any remedy of AVE set forth in this Agreement is in addition to any other remedy afforded to AVE under this Agreement, any other contract, by law or otherwise.

        IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.



AVE:                                      DISTRIBUTOR:

Arterial Vascular Engineering, Inc.       Japan Lifeline Co., Ltd.,


By:      /s/ Brad Jendersee                By:      /s/ Takeshi Masumoto
         ---------------------                      -----------------------
         Brad Jendersee                             Takeshi Masumoto

Title:   President                         Title:   President


Address: 3576 Unocal Place                 Address: 2-38-1 Ikebukuro, Toshima ku
         Santa Rosa, CA  95403                      Tokyo 171
         U.S.A.

FAX:     707-525-0114                      FAX:     81-3-3590-1772

                              SCHEDULE A - PRODUCTS



1. All existing, improved and future versions of AVE's balloon angioplasty catheters, including, without limitation, AVE's Peak(TM), Elite(TM) and Nike(TM) products.
2. All existing, improved and future versions of AVE's coronary stent systems, but to the extent (and only to the extent) that such products are included in, and ultimately approved as part of, the first Shonin registration, permit and license application submitted prior to the date hereof by Distributor to the Japanese governmental authorities in connection with the completed clinical trial of the Micro Stent(TM) Product.

                         SCHEDULE B - MINIMUM PURCHASES


Balloon Angioplasty Catheters

Distributor shall purchase at least * balloon angioplasty catheters in each three-month period commencing with the period beginning * and ending with the three-month period ending *. Distributor may purchase any combination of AVE's offered balloon angioplasty catheters with respect to such minimum purchase requirements. After *, Distributor will cease to be subject to any minimum purchase requirements with respect to balloon angioplasty catheters.

Coronary Stent Systems

Beginning with the AVE fiscal quarter immediately following the AVE fiscal quarter in which Distributor obtains the necessary governmental registrations, licenses and permits to market and sell such coronary stent systems in the Territory, Distributor shall purchase in each AVE fiscal quarterly period at least* coronary stent systems.



--------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                             SCHEDULE C - TERRITORY



Entire country of Japan.

                             SCHEDULE D - TRADEMARKS


Trademarks and trade names of AVE either pending or issued:

     1.   AVE
     2.   Arterial Vascular Engineering, Inc.
     3.   Arterial Vascular Engineering Canada, Inc.
     4.   The AVE Logo
     5.   Micro Stent
     6.   Micro Stent II*
     7.   Micro Stent II XL*
     8.   Micro Stent 2.5*
     9.   Micro Stent II LP*
     10.  Micro Stent II HP*
     11.  AVE gfx Stent*
     12.  Nike
     13.  Elite
     14.  Peak
----------------
* For purposes of this Agreement, such trademark may be used by Distributor in the Territory in accordance with Section 5.5 only to the extent that the product relating to such trademark is a Product pursuant to Schedule A.

                             SCHEDULE E - PRICE LIST



The following list confirms the prices as mutually agreed by AVE and Distributor for the Initial Term:

$ * per balloon angioplasty catheter (regardless of whether such catheter is a Peak(TM), Elite(TM), Nike(TM) or improved or future version thereof).

$* per coronary stent system *; provided, however, that during the period commencing with the date that Distributor obtains the necessary governmental registrations, licenses and permits to market and sell such coronary stent Products in the Territory and ending on the earlier of (i) the six-month anniversary of such date and (ii) the date that Japanese insurance reimbursement is granted for such Products, the purchase price for up to * coronary stent systems per month shall be $* per coronary stent system (it being understood and agreed that Distributor shall use its best efforts to market and sell such coronary stent systems during the pre-reimbursement period and not to accumulate them in its inventory); provided further, however, that during the AVE fiscal quarter during which Distributor obtains the necessary governmental registrations, licenses permits and approvals to market and sell such coronary stent Products in the Territory (and only in the event and to the extent that such registrations, licenses, permits and approvals are actually received), the purchase price of up to * coronary stent systems shall be $* per coronary stent system; and provided further, however, that if AVE fails to make available to Distributor the number of coronary stent systems at the * price set forth in the immediately preceding proviso within two months after their order by Distributor (which order may be in reasonable anticipation of gaining the necessary governmental approvals), then (i) if such failure is for any reason other than the termination of this Agreement pursuant to Section 9.3, AVE shall* and (ii) if such failure is because of the termination of this Agreement pursuant to
Section 9.3(d) prior to Distributor's having gained the necessary governmental approvals to market and sell coronary stent Products in the Territory (whether or not an order had been placed by Distributor), AVE shall * (A) * if the termination occurs in the quarterly period ending March 31, 1997, (B) * if the termination occurs in the quarterly period ending June 30, 1997, (C) * if the termination occurs in the quarterly period ending September 30, 1997, and (D) * if the termination occurs in (or after) the quarterly period ending December 31, 1997.

All prices are in U.S. dollars and are F.O.B. shipping point, Richmond, BC, Canada

--------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                       SCHEDULE F -- SPECIAL PAYMENT TERMS

With respect to Distributor's orders and purchases of AVE's coronary stent products, Distributor will pay each of AVE's invoices as follows: (i) with respect to invoices dated in the three-month period beginning with the first such order, within * days after the date of the invoice; (ii) with respect to the three-month period immediately following the three-month period in clause
(i), within * days after the date of the invoice; and (iii) for all subsequent orders, within sixty (60) days after the date of the invoice.


--------
* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*

Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.